EXHIBIT 23.1

January 7, 2008

Board of Directors

Peer Review Mediation and Arbitration, Inc.

1450 S. Dixie Highway

Suite 230

Boca Raton, Florida 33432

Re:	Peer Review Mediation and Arbitration, Inc.

Form S-1/A1Registration Statement and related Prospectus

Dear Sirs:

We hereby consent to the use of the opinion of this firm as Exhibit 5.1 to Amendment No. 1 to the Registration Statement of the Registrant, and further consent to the reference to our name in such Registration Statement and related Prospectus.

Yours truly,

s/Andrew I. Telsey, P.C.

ANDREW I. TELSEY, P.C.